EXHIBIT 10.1

CITY NATIONAL
BANK

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                                PROMISSORY NOTE

Principal      Loan Date   Maturity     Loan No.   Call/Coll   Account   Officer  Initials
$1,200,000.00  05-17-2001  06-05-2002    39522                 650542      PS      /s/ PS

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

               Any item above containing ***** has been omitted due to text length limitations.

 Borrower: ALLERGY RESEARCH GROUP. INC., A FLORIDA           Lender: City National Bank, NA
 CORPORATION                                                 Burlingame Commercial Banking Canter  #435000
 30806 SANTANA STREET                                        350 Primrose Road
 HAYWARD, CA 94544                                           Burlingame,  CA 94010
===========================================================================================================

Principal Amount:$1,200,000.00  Initial Rate: 9.000%  Date of Note: May 17, 2001

PROMISE TO PAY. ALLERGY RESEARCH GROUP, INC., A FLORIDA CORPORATION ("Borrower") promises to pay to City National Bank, NA ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Two Hundred Thousand & 00/100 Dollars ($1,200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 5, 2002. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 5, 2001, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the City National Bank Prime Rate (the "Index"). Prime Rate shall mean the rate most recently announced by Lender at its principal office in Beverly Hills, California, as its "Prime Rate". Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 7.000%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index, resulting in an initial rate of 9.000%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payment's marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: City National Bank, NA; Burlingame Commercial Banking Center #435000; 350 Primrose Road; Burlingame, CA 94010.

INTEREST AFTER DEFAULT. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 7.000 percentage points over the Index.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     PAYMENT DEFAULT. Borrower fails to make any payment when due under this Note.

     OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     DEFAULT IN FAVOR OF THIRD PARTIES. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.


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                                 PROMISSORY NOTE
                                   (Continued)                            Page 2
================================================================================

     CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment of performance of this Note is impaired.

     INSECURITY. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.

CHOICE Of VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of SAN MATEO County, State of California.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests he confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of their authority: STEPHEN LEVINE; and SUSAN LEVINE. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.



BORROWER:



ALLERGY RESEARCH GROUP, INC., A FLORIDA CORPORATION

By: /s/ Stephen Levine                        By: /s/ Susan Levine
-----------------------------------           ---------------------------------
STEPHEN LEVINE President of ALLERGY           SUSAN LEVINE, Secretary of ALLERGY
RESEARCH GROUP. INC., A FLORIDA               RESEARCH GROUP, INC., A FLORIDA
CORPORATION                                   CORPORATION


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                               CITY NATIONAL BANK
                            COMMERCIAL BANKING CENTER
                                350 PRIMROSE ROAD
                          BURLINGAME, CALIFORNIA 94010



                            Supplemental Terms Letter


                                  May 18, 2001

Attention: Dr. Stephen Levine, President
Allergy Research Group Inc.
30806 Santana Street,
Hayward, CA 94544


         Re: Promissory Note dated 6/5/2001, in the Original Principal Sum of $1,200,000 executed by Allergy Research Group, Inc. in favor of City National Bank ("CNB")

Dear Dr. Levine:

         This is to confirm that CNB will extend the credit facility more completely described in the enclosed Note, subject to the additional terms and conditions set forth herein. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note (this letter and the Note, collectively, the "Note").



                         A. ADDITIONAL EVENTS OF DEFAULT


         The following shall constitute additional Events of Default under the
         Note:

1. Any obligee of Subordinated Debt shall fail to comply with the subordination provisions of the documents or instruments, including, without limitation, any subordination agreement, evidencing or relating to such Subordinated Debt;

2. Failure of Borrower to furnish CNB, within the times specified, the following statements:

         2.1 Within twenty (20) days after each month, a copy of the accounts receivable aging report;

         2.2 Within sixty (60) days after each quarter, a copy of the quarterly company prepared financial statements for such quarter for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto;

         2.3 Within fifteen (15) days after each year, a copy of CPA prepared federal corporate

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                  tax return for such year for Borrower;

         2.4 Within one hundred twenty (120) days after the close of each fiscal year, a copy of the annual CPA audited report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto;

         2.5 Within one hundred twenty (120) days after the close of each fiscal year, a copy of 10K annual report of such year;

         2.6 The personal financial statements for the guarantors to be completed by May 5 of such year;

         2.7 The personal tax return for the guarantors to be completed for such year of this Note within thirty (30) days after its filing;

         2.8 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

3.       Failure of Borrower to maintain the following:

         3.1 Tangible Net Worth plus Subordinated Debt of not less than $1,100,000 at all times;

         3.2 A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 3.00 to 1.00 at all times;

         3.3      After tax profitability of not less than $400,000 every year;



                                 B. DEFINITIONS



         For purposes of the Note, the following terms have the following meanings:

         "CASH FLOW FROM OPERATIONS" shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean the sum of (a) net income after taxes earned over the twelve month period ending on the date of determination, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation expensed during the twelve month period ending on the date of determination.

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


         "CURRENT ASSETS" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of Current Assets, loans to shareholders, management or employees, amounts due from Subsidiaries or affiliates, deferred costs, and other intangible assets.

         "CURRENT LIABILITIES" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied, and shall include without limitation (a) all payments on Subordinated Debt required to he made within one (1) year after the date on which the determination is made; and (b) all indebtedness payable to stockholders, affiliates, Subsidiaries or officers regardless of maturity, unless such indebtedness shall have been subordinated to CNB, on terms satisfactory to CNB.

         "DEBT SERVICE" shall mean (a) the aggregate amount of Current Maturity of Long Term Debt plus (b) all interest incurred on borrowed money during the twelve month period ending on the date of determination. "Current Maturity of Long Term Debt" shall mean that portion of Borrower's consolidated long term liabilities, determined in accordance with generally accepted accounting principles consistently applied, which shall, by the terms thereof, become due and payable within one (1) year following the date of the balance sheet upon which such calculations are based.

         "QUICK ASSETS" shall mean the sum of cash, plus cash equivalents, plus accounts receivable, plus securities classified as short-term marketable securities according to generally accepted accounting principles consistently applied, as such items appear on Borrower's consolidated balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

         "SUBORDINATED DEBT" shall mean indebtedness of Borrower or any Subsidiary, the repayment of principal and interest of which is subordinated to CNB, on terms satisfactory to CNB.

         "SUBSIDIARY" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

         "TANGIBLE NET WORTH" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, unamortized debt discount, affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which arc required by generally accepted accounting principles consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus, (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with generally accepted accounting principles consistently applied; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

         "TOTAL SENIOR LIABILITIES" shall mean, as of any date of determination, the amount of all

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obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, less Subordinated Debt.

         "WORKING CAPITAL" shall mean Current Assets minus Current Liabilities.



                       C. ADDITIONAL TERMS AND CONDITIONS


         The following additional terms and conditions shall also apply to the
Note:

         1.       FEES. $3,000

         2. INSURANCE. Pledge of Key Man Life Insurance policy on Dr. Stephen Levine of up to $750,000.

         3. ACCOUNTS RECEIVABLE AUDIT. Annual accounts receivable audit may be required. Cost to be borned by borrower.

         4. ENVIRONMENTAL INDEMNIFICATION. Due to the environmentally sensitive nature of the industry in which Borrower is principally engaged and upon which CNB will rely as its primary source of repayment, and in consideration of CNB extending credit to Borrower, Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

         Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly of indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.

         Except for documents and instruments specifically referenced herein or in the Note, this letter and the Note constitute the entire agreement of the parties hereto and supersedes any prior or contemporaneous oral or written agreements, understandings, representations, warranties and negotiations, if any, which are merged into this letter and the Note. If you agree to accept the terms of this letter and the Note, please sign the enclosed acknowledgement copy of this letter, as well as the enclosed Note, and return them to me on or before May 28, 2001.

Sincerely,

CITY NATIONAL BANK, a national
banking association

By: /s/ Paul Seto
    ----------------------------------------------
    Paul Seto, Vice President/Relationship Manager


Accepted and Agreed this ___ day of
_______________________, 20__.

By: /s/ Stephen Levine
    -----------------------------------------
    Stephen Levine


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


CONSENT OF GUARANTORS:

         The undersigned have previously guaranteed the indebtedness of Stephen Levine and Susan Levine owed to CNB. The undersigned confirms that the guaranties and the security given in connection therewith, if any, shall continue in full force and effect and that such guaranty shall be a separate and distinct obligation and apply to the indebtedness arising from the Credit Agreement as amended herein, subject to the overall limitation as to the amount guaranteed.


                                             /s/ Stephen Levine
                                             ------------------------------
                                             Stephen Levine


                                             /s/ Susan Levine
                                             ------------------------------
                                             Susan Levine



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